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                         REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of May___, 1998, between American Asset Management Corp., a New Jersey corporation (the "Company"), and the person whose name and address appear on the signature page of this Agreement ( the "Holder").


                                    RECITALS

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company has accepted the subscription of the Holder in connection with the offering by the Company (the "Offering") to certain "accredited" investors, including the Holder, of an aggregate of 200,000 shares of common stock, no par value, of the Company (the "Common Stock").

         WHEREAS, the Company has agreed to grant to the Holder certain registration rights with respect to the 50,000 shares of Common Stock (the "Shares") being purchased by the Holder in the Offering, upon the terms and conditions herein set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. PIGGYBACK REGISTRATION.

                  (a) If at any time any time prior to the fifth (5th) year anniversary of the final closing of the Offering, the Company proposes to prepare and file with the Securities and Exchange Commission a registration statement covering equity or debt securities of the Company, or any such securities of the Company held by its stockholders, other than in connection with a merger, acquisition or pursuant to a registration statement on Form S-4 or Form S-8 or any successor form (for purposes of this Section 1, collectively, a "Piggyback Registration Statement"), the Company will give written notice of its intention to do so by registered or certified mail ("Notice"), at least 15 days prior to the filing of each such Piggyback Registration Statement, to Holder. Upon the written request of Holder, made within 5 days after receipt of the Notice, that the Company include any of the Registrable Shares (as herinafter defined) in the Piggyback Registration Statement, the Company shall, as to Holder, use reasonable efforts to effect the registration under the Securities Act of 1933, as amended (the "Act"), of the Registrable Shares which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to Holder (other than any underwriting or other commissions, discounts or fees of any counsel or advisor to the Holder which shall be payable by the Holder, as further provided in Section 3(b) hereof); provided, however, that if, the Piggyback Registration is in connection with an underwritten



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public offering and in the written opinion of the Company's underwriter or managing underwriter of the underwriting group, if any, for such offering, the inclusion of all or a portion of the Registrable Shares requested to be registered, when added to the securities being registered by the Company or the selling stockholder(s), if any, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise having a material adverse effect on the entire offering, then the Company may, subject to the allocation priority set forth in the next paragraph, exclude from such offering all or a portion of the Registrable Shares which it has been requested to register. Without limiting the generality of the foregoing, such underwriter or managing underwriter may condition its consent to the inclusion of all or a portion of the Registrable Shares requested to be registered upon the participation by Holder in the underwritten public offering on the terms and conditions thereof.

                  (b) If securities are proposed to be offered for sale pursuant to such Piggyback Registration Statement by other security holders of the Company and the total number of the Registrable Shares to be offered by Holder and such other selling security holders is required to be reduced pursuant to a request from the underwriter or managing underwriter (which request shall be made only for the reasons and in the manner set forth above), the aggregate number of Registrable Shares to be offered by Holder pursuant to such Piggyback Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter or managing underwriter believes may be included for all the selling security holders (including Holder) as the original number of securities proposed to be sold by Holder bears to the total original number of securities proposed to be offered by Holder and the other selling securityholders.

                  (c) Notwithstanding the preceding provisions of this Section 1, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 1 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any proposed Piggyback Registration Statement filed pursuant to this Section 1, or to withdraw the same after the filing but prior to the effective date thereof.

         2. REGISTRABLE SHARES. For purposes of this Agreement, the term "Registrable Shares" shall mean each of the shares of Common Stock of the Company acquired and beneficially owned by Holder in connection with the Offering and any securities issued or issuable with respect to such shares of Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Once issued, any such securities shall cease to be Registrable Shares registerable hereunder upon the earlier of (a) the sale of such securities pursuant to an effective registration statement under the Act,
(b) the distribution thereof to the public pursuant to Rule 144 (or any successor provision) under the Act, (c) a transfer pursuant to which new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Act or any similar state law then in force, (d) they shall have ceased to be outstanding, or (e) any and all legends restricting transfer thereof may


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been removed in accordance with the provisions of Rule 144(k) (or any successor provision) under the Act.

         3. COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. The Company hereby covenants and agrees as follows:

                  (a) Following the effective date of a registration statement covering Registrable Shares, the Company shall, upon the request of Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Act, and other documents necessary or incidental to the public offering of the Registrable Shares as shall be reasonably requested by Holder to permit Holder to make a public distribution of the Registrable Shares. The obligations of the Company hereunder with respect to the Registrable Shares are expressly conditioned on Holder's furnishing to the Company such appropriate information concerning Holder, the Registrable Shares and the terms of Holder's offering of such shares as the Company may request.

                  (b) The Company will pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to this Agreement, including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses; provided, however, that Holder shall be solely responsible for the fees of any counsel or advisor retained by Holder in connection with such registration and any transfer taxes or underwriting discounts, selling commissions or selling fees applicable to the Registrable Shares sold by Holder pursuant thereto.

                  (c) The Company will use reasonable efforts to qualify or register the Registrable Shares included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by Holder, provided that the Company shall not be obligated to execute or file any general consent to service of process (unless the Company is already then subject to service in such jurisdiction) or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                  (d) Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be obligated to register the Registrable Shares under the Act or maintain the effectiveness of any registration statement filed under Section 1 or 2 hereof if it receives an opinion of counsel to the Company that any of the Registrable Shares may be freely traded without registration under the Act, under Rule 144 of the Act or otherwise. Nothing contained in this Agreement shall require the Company to undergo an audit, other than in the ordinary course of business.

         4. COVENANT OF HOLDER.

                  (a) Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to any registration statement covering Registrable Shares

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or a supplement to the prospectus included therein, shall promptly discontinue the sale of the Registrable Shares until Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

                  (b) Holder agrees to fully cooperate with the Company and to furnish to the Company such information regarding Holder as the Company may from time to time deem reasonably necessary in connection with the preparation and filing of any registration statement covering the Registrable Shares.

         5. INDEMNIFICATION.

                  (a) In the event of any registration of any the Registrable Shares under the Act, the Company shall indemnify and hold harmless the holder of the Registrable Shares covered by such registration statement, its directors and officers, against any losses, claims, damages or liabilities to which such holder or any such director or officer may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities caused by or arising out of any untrue statement of a material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished or required to be furnished to the Company by such holder for use in the preparation thereof.

                  (b) As a condition to including any of the Registrable Shares in any registration statement filed pursuant to this Agreement, the Holder of the Registrable Shares, as a prospective seller of the Registrable Shares hereby agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the Company, each officer, employee or agent of the Company and each underwriter of the Registrable Shares and each other person or entity, if any, which controls the Company or such underwriter within the meaning of the Act, with respect to any statement or alleged statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Holder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by Holder.

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                  (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action without the consent of the indemnifying party.

         6. AMENDMENTS. This Agreement may only be amended by a written instrument executed by the Company and the Holder.

         7. NOTICES. Except as otherwise provided in this Agreement, all notices, requests and other communications to any person provided for hereunder shall be in writing and shall be given to such person (a) in the case of the Holder, addressed to such party at the address set forth on the signature page of this Agreement or such other address as the Holder shall specify to the Company in writing, or (b) in the case of the Company, at the address set forth on the signature page hereto, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Holder in writing with a copy to: Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174, Attention: Ethan Seer, Esq. Each such notice, request or other communication shall be effective (i) if given by mail, 48 hours after such communication is deposited in the mails (except as otherwise provided in Section 1) by first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received.

         8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of Holder shall also be

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for the benefit of and enforceable by any subsequent holder of the Registrable
Shares. Holder agrees, by accepting any portion of the Registrable Shares after the date hereof, to the provisions of this Agreement.

         9. GOVERNING LAW.

                  (a) THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

                  (b) Each of the Company and Holder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States located in the County of New York, State of New York (the " NY Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the NY Courts and agrees not to plead or claim that such litigation brought in any NY Courts has been brought in an inconvenient forum.

         10. COUNTERPARTS. This Agreement may be executed by facsimile and may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         11. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         12. SEVERABILITY. If any provision of this Agreement, or the application of such provisions to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                         AMERICAN ASSET MANAGEMENT CORP.



                                         By: /s/ Richard G. Gagliardi
                                             ----------------------------
                                             Richard Gagliardi, President



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                                          Address:   150 Morristown Road,
                                                     Bernardsville, N.J. 07924
                                          Telephone: (908) 766-1701
                                          Telecopier:(908) 766-1851


                                          HOLDER: NATHAN LOW IRA


                                          By: /s/ Nathan Low
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                                              Name:  Nathan Low
                                              Title:

                                          Address:
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